Exhibit99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

RESULTS FOR THE THIRD QUARTER 2015

MIAMI, FLORIDA, November 16, 2015 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”)

(NASDAQ: SBSA) today reported financial results for the three- and nine-months ended September 30, 2015.

Financial Highlights

	Three-Months Ended			Nine-Months Ended
(in thousands)	September 30,		%	September 30,		%
	2015	2014	Change	2015	2014	Change
Net revenue:
Radio	$33,476	32,713	2%	$97,195	98,177	(1)%
Television	2,905	3,565	(19)%	9,428	11,767	(20)%
Consolidated	$36,381	36,278	0%	$106,623	109,944	(3)%
OIBDA, a non-GAAP measure*:
Radio	$14,342	12,151	18%	$37,366	36,094	4%
Television	(769)	(714)	8%	(758)	(1,535)	(51)%
Corporate	(2,870)	(2,098)	37%	(7,442)	(7,546)	(1)%
Consolidated	$10,703	9,339	15%	$29,166	27,013	8%

*	Please refer to the Non-GAAP Financial Measures section for a definition of OIBDA and the reconciliation of OIBDA to the most directly comparable GAAP financial measure.

Discussion and Results

“We made solid progress in building-out our AIRE Radio Network platform and expanding our digital assets during the third quarter,” commented Raúl Alarcón, Jr., Chairman and CEO.  “We are leveraging our strong station brands and multi-media assets to attract a growing mix of advertising partners who wish to connect with the rapidly growing Latino population.  Looking ahead, we remain focused on supporting our leading stations in the nation’s top-ten markets, while continuing to strategically invest in our network and mobile distribution channels, with the goal of further increasing our audience and expanding our share of advertising dollars.”

Quarter End Results

For the quarter-ended September 30, 2015, consolidated net revenues totaled $36.4 million compared to $36.3 million for the same prior year period, resulting in an increase of $0.1 million over the prior year period.  Our radio segment net revenues increased by $0.8 million or 2%, due to increases in national, network, internet, and barter sales, which were partially offset by a decrease in special events revenue.  Our national sales increased in our New York, Chicago, Los Angeles and San Francisco markets.  Our special events revenue decreased in our New York, San Francisco, and Puerto Rico markets due to a decrease in scheduled events.  Our network sales increase was directly related to our “AIRE Radio Network” advertising platform, which we launched in the beginning of 2014.  Our television segment net revenues decreased $0.7 million or 19%, due to the decreases in paid-programming, local and barter sales, and special events revenue.

Spanish Broadcasting System, Inc.	Page 2

Consolidated OIBDA, a non-GAAP measure, totaled $10.7 million compared to $9.3 million for the same prior year period, representing an increase of $1.4 million or 15%.  Our radio segment OIBDA increased $2.2 million, primarily due to the decrease in operating expenses of $1.4 million, and an increase in net revenues of $0.8 million.  Radio station operating expenses decreased mainly due to decreases in special events expenses, professional fees, and barter expenses, which were offset by increases in commissions, advertising and promotions, and AIRE related expenses, such as affiliate station compensation and promotional events.  Our television segment OIBDA decreased $0.1 million, due to the decrease in net revenues of $0.7 million, partially offset by the decrease in operating expenses of $0.6 million. Television station operating expenses decreased primarily due to decreases in special events expenses, production costs, and the allowance for doubtful accounts.  Our corporate expenses increased $0.8 million or 37%, mostly due to an increase in professional fees, building facility expenses and directors & officers insurance premiums.

Operating income totaled $8.8 million compared to $8.1 million for the same prior year period, representing an increase of $0.7 million or 9%.  This increase in operating income was primarily due to the decrease in operating expenses which were partially offset by the impairment of an FCC broadcasting license.

Nine-Months Ended Results

For the nine-months ended September 30, 2015, consolidated net revenues totaled $106.6 million compared to $109.9 million for the same prior year period, resulting in a decrease of $3.3 million or 3%.  Our radio segment net revenues decreased $1.0 million or 1%, due to decreases in local and barter sales, and special events revenue, which were partially offset by an increase in network, national, and internet sales.  Our local sales decreased in our Los Angeles, Puerto Rico and San Francisco markets and the decrease in barter sales occurred throughout all of our markets.  Our national sales increased in our Chicago, New York, and San Francisco markets.  Our special events revenue decreased in our New York, Miami, Los Angeles and San Francisco markets due to a decrease in scheduled events.  Our network sales increase was directly related to our “AIRE Radio Network” advertising platform, which we launched in the beginning of 2014.  Our television segment net revenues decreased $2.3 million or 20%, due to the decreases in paid-programming, local sales and barter sales, and special events revenue.

Consolidated OIBDA, a non-GAAP measure, totaled $29.2 million compared to $27.0 million for the same prior year period, representing an increase of $2.2 million or 8%.  Our radio segment OIBDA increased $1.3 million, primarily due to the decrease in operating expenses of $2.3 million, partially offset by the decrease in net revenues of $1.0 million.  Radio station operating expenses decreased mainly due to decreases in special events expenses, barter expenses and professional fees, which were offset by increases in programming personnel’s compensation and benefits and AIRE related expenses, such as affiliate station compensation and promotional events.  Our television segment OIBDA increased $0.8 million, due to the decrease in station operating expenses of $3.1 million, partially offset by the decrease in net revenues of $2.3 million.  Television station operating expenses decreased primarily due to decreases in special events expenses, the allowance for doubtful accounts, production costs, professional fees and barter expenses.  Our corporate expenses decreased $0.1 million or 1%, mostly due to a decrease in compensation and benefits caused by the prior year retention bonus that was granted to our CEO per his new employment contract.  This decrease was offset by increases in professional fees, building facility expenses, and directors & officers insurance premiums.

Operating income totaled $25.0 million compared to $24.5 million for the same prior year period, representing an increase of $0.5 million or 2%.  This increase in operating income was primarily due to the decrease in operating expenses which were offset by the decrease in net revenues and the impairment of an FCC broadcasting license.

Third Quarter 2015 Conference Call

We will host a conference call to discuss our third quarter 2015 financial results on Wednesday, November 18, 2015 at 11:00 a.m. Eastern Time.  To access the teleconference, please dial 412-317-6789 ten minutes prior to the start time.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Wednesday, December 2, 2015, which can be accessed by dialing 877-344-7529 (U.S.) or 412-317-0088 (Int’l), passcode: 10076157.

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at www.spanishbroadcasting.com/webcasts.shtml. A seven day archived replay of the webcast will also be available at that link.

Spanish Broadcasting System, Inc.	Page 3

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States.  SBS owns 20 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Spanish Tropical, Regional Mexican, Spanish Adult Contemporary, Top 40 and Latin Rhythmic format genres. SBS also operates AIRE Radio Network, a national radio platform which creates, distributes and markets leading Spanish-language radio programming to over 100 affiliated stations reaching 88% of the U.S. Hispanic audience.  SBS also owns MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and owns multiple bilingual websites, including www.LaMusica.com, an online destination and mobile app providing content related to Latin music, entertainment, news and culture. For more information, visit us online at www.spanishbroadcasting.com.

This press release contains certain forward-looking statements.  These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations.  Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology.  Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission.  All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

(Financial Table Follows)

Contacts:

Analysts and Investors	Analysts, Investors or Media
Joseph A. Garcia	Brad Edwards
Chief Financial Officer, Chief Administrative	Brainerd Communicators, Inc.
Officer, Senior Executive Vice President and	(212) 986-6667

Secretary

(305) 441-6901

Spanish Broadcasting System, Inc.	Page 4

Below are the Unaudited Condensed Consolidated Statements of Operations for the three- and nine-months ended September 30, 2015 and 2014.

	Three-Months Ended		Nine-Months Ended
	September 30,		September 30,
Amounts in thousands, except per share amounts	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Net revenue	$36,381	36,278	$106,623	109,944
Station operating expenses	22,808	24,841	70,015	75,385
Corporate expenses	2,870	2,098	7,442	7,546
Depreciation and amortization	1,152	1,272	3,622	3,806
(Gain) loss on the disposal of assets, net	1	—	(77)	(1,204)
Impairment charges and restructuring costs	735	(30)	598	(103)
Operating income	8,815	8,097	25,023	24,514
Interest expense, net	(9,951)	(9,927)	(29,879)	(29,797)
Dividends on Series B preferred stock classified as interest expense	(2,433)	(2,433)	(7,300)	(7,300)
Loss before income taxes	(3,569)	(4,263)	(12,156)	(12,583)
Income tax expense	4,123	402	7,736	1,402
Net loss	$(7,692)	(4,665)	$(19,892)	(13,985)
Net loss per common share:
Basic & Diluted	$(1.06)	(0.64)	$(2.74)	(1.92)
Weighted average common shares outstanding:
Basic & Diluted	7,267	7,267	7,267	7,267

Spanish Broadcasting System, Inc.	Page 5

Non-GAAP Financial Measures

Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructuring Costs (“OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States.  However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions.  This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations.  However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile OIBDA to operating income (loss) for each segment and consolidated operating income (loss), which is the most directly comparable GAAP financial measure.

	For the Three-Months Ended September 30, 2015
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$10,703	14,342	(769)	(2,870)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,152	432	630	90
(Gain) loss on the disposal of assets, net	1	—	1	—
Impairment charges and restructuring costs	735	925	—	(190)
Operating Income (Loss)	$8,815	12,985	(1,400)	(2,770)

	For the Three-Months Ended September 30, 2014
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$9,339	12,151	(714)	(2,098)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,272	487	684	101
(Gain) loss on the disposal of assets, net
Impairment charges and restructuring costs	(30)			(30)
Operating Income (Loss)	$8,097	11,664	(1,398)	(2,169)

	For the Nine-Months Ended September 30, 2015
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$29,166	37,366	(758)	(7,442)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	3,622	1,363	1,977	282
(Gain) loss on the disposal of assets, net	(77)	(68)	2	(11)
Impairment charges and restructuring costs	598	925	—	(327)
Operating Income (Loss)	$25,023	35,146	(2,737)	(7,386)

	For the Nine-Months Ended September 30, 2014
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$27,013	36,094	(1,535)	(7,546)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	3,806	1,468	2,066	272
(Gain) loss on the disposal of assets, net	(1,204)	(1,204)	—	—
Impairment charges and restructuring costs	(103)	—	—	(103)
Operating Income (Loss)	$24,514	35,830	(3,601)	(7,715)

Spanish Broadcasting System, Inc.	Page 6

Unaudited Segment Data

We have two reportable segments: radio and television.  The following summary table presents separate financial data for each of our operating segments:

	Three-Months Ended		Nine-Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(In thousands)		(In thousands)
Net revenue:
Radio	$33,476	32,713	$97,195	98,177
Television	2,905	3,565	9,428	11,767
Consolidated	$36,381	36,278	$106,623	109,944
Engineering and programming expenses:
Radio	$5,551	5,508	$17,113	15,938
Television	1,942	2,398	5,984	7,054
	$7,493	7,906	$23,097	22,992
Selling, general and administrative expenses:
Radio	$13,583	15,054	$42,716	46,145
Television	1,732	1,881	4,202	6,248
Consolidated	$15,315	16,935	$46,918	52,393
Corporate expenses:	$2,870	2,098	7,442	7,546
Depreciation and amortization:
Radio	$432	487	$1,363	1,468
Television	630	684	1,977	2,066
Corporate	90	101	282	272
Consolidated	$1,152	1,272	$3,622	3,806
(Gain) loss on the disposal of assets, net:
Radio	$—	—	$(68)	(1,204)
Television	1	—	2	—
Corporate	—	—	(11)	—
Consolidated	$1	—	$(77)	(1,204)
Impairment charges and restructuring costs:
Radio	$925	—	$925	—
Television	—	—	—	—
Corporate	(190)	(30)	(327)	(103)
Consolidated	$735	(30)	$598	(103)
Operating income (loss):
Radio	$12,985	11,664	$35,146	35,830
Television	(1,400)	(1,398)	(2,737)	(3,601)
Corporate	(2,770)	(2,169)	(7,386)	(7,715)
Consolidated	$8,815	8,097	$25,023	24,514

Spanish Broadcasting System, Inc.	Page 7

Selected Unaudited Balance Sheet Information and Other Data:

As of
(Amounts in thousands)	September 30, 2015
Cash and cash equivalents	$28,292
Total assets	$456,935
12.5% Senior Secured Notes due 2017, net	$271,936
Other debt	5,004
Total debt	$276,940
Series B preferred stock	$90,549
Accrued Series B preferred stock dividends payable	53,131
Total	$143,680
Total stockholders' deficit	$(93,968)
Total capitalization	$326,652

	For the Nine-Months Ended September 30,
	2015	2014
Capital expenditures	$1,384	1,868
Cash paid for income taxes	$321	358